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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                            ------------------------


       Date of Report (Date of earliest event reported): January 16, 2001


                      MEDIQ/PRN Life Support Services, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                    1-11286                 95-3692387
         --------                    -------                 ----------
(State of other jurisdiction       (Commission             (IRS Employer
        of incorporation)          File Number)           Identification No.)


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                              One MEDIQ Plaza
                          Pennsauken, New Jersey                  08110
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                   (Address of principal executive offices)     (Zip Code)


        Registrant's telephone number, including area code (856) 662-3200
                                                           ---------------


                                 Not Applicable
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          (Former name or former address, if changed since last report)


                             Exhibit Index on page 2


                                  Page 1 of 5

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Item 5.  Other Events.

         MEDIQ/PRN Life Support Services, Inc. will not file its annual report for the year ending September 30, 2000, on its January 12th deadline for making such filing. The facts and circumstances giving rise to such event are described in our statement, dated January 16, 2001, which is filed as Exhibit 5.1 hereto and incorporated by reference herein.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

5.1 Statement of MEDIQ/PRN Life Support Services, Inc., dated as of January 16, 2001.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MEDIQ/PRN LIFE SUPPORT SERVICES, INC.



                                         By: /S/ Kenneth R. Koester
                                             -----------------------------------
                                             Name:  Kenneth R. Koester
                                             Title: Senior Vice President and
                                                    Chief Financial Officer


Dated:   January 16, 2001



                                  EXHIBIT INDEX

      Exhibit No.                   Document                              Page
  -----------------  ---------------------------------------           ---------
         5.1         Statement of MEDIQ/PRN Life Support
                     Services, Inc., dated as of January 16, 2001           3


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   Statement of MEDIQ/PRN Life Support Services, Inc., dated January 12, 2001


Delay in Completing Audit

On December 28, 2000, the Company requested a 15-day extension for the filing of its annual report with the SEC as a result of unforeseen delays in the collection and review of information and documents necessary to complete its year-end audit. As a result of the delay in completing the audit, the Company will not file its annual report within the 15-day extended time period, which ended January 12, 2001; however, it expects to file within a reasonable period after completion of such audit.

Outstanding Periodic Reports

As presented on Form 12b-25, the Company has not completed its filings for the fiscal year ended September 30, 1999 or for the periods ended December 31, 1999, March 31, 2000, and June 30, 2000. It is expected that these forms will be completed and filed within a reasonable period after completion of the annual audit. As a result of prior year adjustments, the Company plans to file Form 10-Q-A for the periods ended December 31, 1998, March 31, 1999, and June 30, 1999.

Defaults on Indebtedness, Effect on Liquidity and Operations, and Going Concern

At the filing date of this report, MEDIQ/PRN Life Support Services, Inc. ("MEDIQ/PRN"), a wholly owned subsidiary of MEDIQ Incorporated ("MEDIQ") was in default of a number of covenants under its senior secured credit facility. Potential additional events of default concerning financial covenants may exist as a result of the restatement of fiscal 1999 quarterly financial information. The lenders to the credit facility have the right to accelerate payment of all amounts outstanding under the facility as a result of these defaults. Although the lenders have not yet exercised that right, there can be no assurance that they will not do so in the future.

As a result of the defaults, the Company is unable to access the credit facility and must fund its working capital needs through other sources of cash. Although the Company had adequate funds from working capital and operating activities to fund operations and capital expenditures for fiscal 2000, the Company had insufficient funds to satisfy its debt servicing needs. The Company's current cash forecast indicates additional sources of cash will be required for the Company to meet future working capital, capital expenditure, and debt servicing needs.

On June 12, 2000 and June 30, 2000, the Company made $8.5 million in interest payments under the credit facility. Such payments represented normal interest costs, calculated at LIBOR/prime plus the applicable margin, but did not include default interest of $1.8 million as required under the credit agreement. Non-payment of the default interest constitutes a default under the credit facility. In addition, the Company notified the lenders for the credit facility

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that it intended to defer the principal payment of $3.3 million due June 30,
2000 to $1.1 million July 21, 2000; $1.1 million August 18, 2000; and $1.1 million September 15, 2000. On September 30, 2000, an $8.1 million interest payment on the credit facility was made. The principal payments due September 30, 2000 and December 31, 2000 were not made. Additionally, the scheduled December 31, 2000 interest payments of $8.2 million were not made. Such deferments and non-payments constitute defaults under the credit facility.

Currently, the Company is in violation of covenants under the indenture that governs its 11% Senior Subordinated Notes due 2008 with respect to timely filing of financial information for fiscal 1999 and fiscal 2000 and failure to make such semi-annual interest payments of $10.5 million due on each of June 1, 2000 and December 31, 2000. Upon the written notice from the trustees or holders of at least 25% of the outstanding debt under the indenture, the trustee or such holders may declare the principal and interest due under the 11% notes to be accelerated based upon an interest payment default. At the filing date of this report, the Company has not received a notice of acceleration with respect to the indenture for the 11% notes.

The Company's parent, MEDIQ Incorporated, is in violation of a covenant under the indenture governing MEDIQ's 13% Senior Discount Debenture due 2009 with respect to MEDIQ's failure to timely file its annual report on Form 10-K for the fiscal year ended September 30, 2000. Upon the written notice from the trustees or holders of at least 25% of the outstanding debt under such indenture that MEDIQ is in default of this covenant, MEDIQ will have 30 days to cure the default. Failure to cure the default would give rise to an event of default under the indenture. At the filing date of this report, MEDIQ has not received a notice of default with respect to such indenture.

At the filing date of this report, all outstanding principal under the credit facility and all indentures were considered to be current obligations because of the defaults under the credit facility and the indenture for the 11% notes and the potential for cross default under the indenture for MEDIQ's 13% debentures. The Company does not have sufficient current assets nor does it presently have any other available sources of capital to satisfy this current liability. In addition, the credit facility permits the lenders thereunder the right to liquidate collateral under the security agreement thereto to satisfy amounts outstanding under the facility. The credit facility is secured by a first priority lien and security interests in substantially all tangible and intangible assets of the Company and its subsidiaries.

The Company is in negotiations with the lenders of the credit facility and certain holders of the 11% notes to obtain some form of formal debt restructuring agreement. Although the Company is optimistic that a satisfactory


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form of restructuring agreement will be reached in the foreseeable future, there can be no assurance that such a result will be achieved.

While the Company is working with certain of its lenders to arrange a formal reorganization agreement, the Company has implemented an aggressive cash management program. The program consists of an intensive daily review of all cash expenditures and receipts, and increased cash collection efforts.

This filing contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, each of which involves risks and uncertainties that may affect our business and prospects. Such forward-looking statements include, without limitation, our ability to file our annual report within the timeframe discussed above, our ability to reach a satisfactory agreement with certain of our lenders and our beliefs as to our liquidity. Investors should consult the Corporation's ongoing interim and quarterly filings and annual reports for additional information on risks and uncertainties relating to forward-looking statements. Investors are cautioned not to rely on these forward-looking statements. We do not undertake to update these forward-looking statements.





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